SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  April 2, 2004
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                        (Date of earliest event reported)

                         ClickSoftware Technologies Ltd.
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             (Exact name of registrant as specified in its charter)

Israel                                 000-30827                 Not Applicable
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(State or other jurisdiction   (Commission File Number)           (IRS Employee
of incorporation)                                           Identification No.)

                               34 Habarzel Street
                             Tel Aviv, Israel 69710
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               (Address of principal executive offices) (Zip Code)
          Registrant's telephone, including area code: (972-3) 765-9400
                                 Not Applicable
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         (Former name and former address, if changed since last report)
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                                TABLE OF CONTENTS

Item 7. Financial Statements and Exhibits

Item 12. Results of Operations and Financial Condition

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibits are furnished herewith:



EXHIBIT NO.                        TITLE
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99.1                               Press release dated April 1, 2004.

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Item 12. Results of Operations and Financial Condition

     ClickSoftware Technologies Ltd. issued a press release on April 1, 2004 (the "Press Release") to announce its preliminary financial results for the fiscal quarter ended March 31, 2004. A copy of the Press Release is furnished as
Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



CLICKSOFTWARE TECHNOLOGIES LTD.

BY: /s/ Shmuel Arvatz
---------------------
    Shmuel Arvatz
    Executive Vice President and Chief Financial Officer

Dated: April 1, 2004

                                  EXHIBIT INDEX

EXHIBIT NO.                        TITLE
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99.1                               Press release dated April 1, 2004.

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                                      -4-

CONTACTS:
Shmuel Arvatz                                        Howard Kalt
Chief Financial Officer                              Kalt Rosen & Co.
++972-3-7659467                                      (415) 397-2686
Shmuel.Arvatz@clicksoftware.com                      Kalt@KRC-IR.com


                   CLICKSOFTWARE ANNOUNCES PRELIMINARY RESULTS
                            FOR FIRST QUARTER OF 2004

BURLINGTON, MA, APRIL 1, 2004 - ClickSoftware Technologies, Ltd., (NasdaqSC:
CKSW), the leading provider of workforce and service optimization solutions, today announced preliminary results for the first quarter of 2004. The Company expects revenues to be approximately $4.8 to $5.0 million, compared to the projected range of $6.0 to $6.6 million. Based on preliminary estimates of operating costs, the shortfall in revenues will result in a net loss of approximately $100,000 or approximately breakeven for the first quarter.

The Company estimates that its cash and cash-equivalents short and long-term investments increased to approximately $12.6 million as of the end of the first quarter, compared with $11.7 million at the end of the fourth quarter of 2003.

These preliminary results are based on ClickSoftware's initial analysis of operating results and are subject to change as additional financial information becomes available. ClickSoftware will report final results for the quarter, including an updated earnings outlook, during the last week of April.

The Company attributes the shortfall in revenues primarily to delays in the closing of certain new contracts due to a number of factors, including the types of organizations that the Company is selling to and its indirect sales efforts through its channel partners, as well as to the seasonality of the enterprise software industry. The Company believes that most of the value of the contracts it had expected to close in the first quarter will be recognized in the near term.


ABOUT CLICKSOFTWARE
ClickSoftware is the leading provider of workforce and service optimization solutions that maximize workforce productivity and customer satisfaction while minimizing operations costs. ClickSoftware's ServiceOptimization Suite provides an integrated, intelligent solution for automatic, efficient, and effective decisions over the entire service decision-making chain. It includes reliable customer demand and workload forecasting, strategic and tactical capacity planning, daily service scheduling, troubleshooting and repair support, wireless workforce management, and business analytics, connecting all organizational levels and functions.

The company is headquartered in Burlington, MA and Israel, with offices in the North America, Europe, and Asia Pacific. For more information about ClickSoftware, call (781) 272-5903 or (888) 438-3308 or visit
http://www.clicksoftware.com

This press release contains express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, those regarding preliminary results of operations for the first quarter of 2004 and expectations regarding future closing of contracts and recognition of revenue. Such "forward-looking statements" involve known and unknown risks, uncertainties and other factors, which may cause actual results or performance to be materially different from those projected. ClickSoftware's achievement of these results may be affected by many factors, including among others, the following: the risks that ClickSoftware's financial results for the first quarter of 2004 may be different from preliminary results as additional financial information becomes available; that results for the first quarter of 2004 may vary depending on the final determination of revenue, cost of revenue, operating expenses and cash balances; that results for the first quarter of 2004 may differ from preliminary results based on the review of ClickSoftware's independent accountants and the audit committee; risks and uncertainties regarding the general economic outlook; the length of or change in the Company's sales cycle; the Company's ability to close sales to potential customers and recognize revenue in a timely manner; the Company's ability to maintain relationships with strategic partners; and the level of competition. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in ClickSoftware's annual report on Form 10-K for the year ended December 31, 2003 and its other filings with the Securities and Exchange Commission.

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